Exhibit 12.1

CEO Certification Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Ennio De Rigo certify that:

1.	I have reviewed this annual report on Form 20-F of De Rigo S.p.A.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report;

4.	The Company’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the company and have:

a)	Designed such disclosure controls and procedures or caused such disclosure controls and procedures to be designed under our supervision to ensure that material information relating to the company, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)	Evaluated the effectiveness of the company’s disclosure controls and procedures and

c)	presented in this report our conclusions about the effectiveness of the disclosure controls and procedures as of the end the period covered by this report based on such evaluation;

5.	The company’s other certifying officers and I have disclosed, based on our most recent evaluation, to the company’s auditors and the audit committee of the company’s board of directors (or persons performing the equivalent functions):

a)	all significant deficiencies and material weaknesses in the design or operation of internal controls of financial reporting which are reasonably likely to adversely affect the company’s ability to record, process, summarize and report financial information; and

b)	any fraud, whether or not material, that involves management or other employees who have a significant role in the company’s internal controls over financial reporting; and

c)	The company’s other certifying officers and I have indicated in this report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

/s/ Ennio De Rigo

Ennio De Rigo
Chief Executive Officer
June 30, 2004